UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2010, the Board of Directors (the “Board”) of MYR Group Inc. (the “Company”) appointed Maurice E. Moore as a director, effective immediately. Mr. Moore will serve on the Board’s Audit and Nominating and Corporate Governance Committees.

Mr. Moore was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no, nor have there been any, related persons transactions between the Company and Mr. Moore reportable under Item 404(a) of Regulation S-K.

Mr. Moore will receive the standard compensation received by the Company’s non-employee directors as disclosed in the Company’s 2010 Proxy Statement filed with the Securities and Exchange Commission on March 23, 2010.

On May 24, 2010, the Company issued a press release announcing Mr. Moore’s appointment as director. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with the current report on Form 8-K.

99.1 Press Release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: May 24, 2010	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 24, 2010